UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): March 20, 2006


                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                        0-17072                  11-2844247
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
   of Incorporation)                 File Number)         Identification Number)


    100 Sweeneydale Avenue, Bayshore, New York                    11706
     (Address of Principal Executive Offices)                   (Zip Code)

                                 (516) 434-1300
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.


     On March 20, 2006, Windswept Environmental Group, Inc. ("Windswept") entered into an Amendment and Fee Waiver Agreement (the "Amendment and Fee Waiver Agreement") with Laurus Master Fund, Ltd. ("Laurus"), pursuant to which Laurus agreed to further amend the terms of the:
     o amended and restated secured convertible term note, dated October 6, 2005, issued by Windswept to Laurus in the aggregate principal amount of $7,350,000, maturing on June 30, 2008 (the "Note");
     o option issued by Windswept to Laurus on June 30, 2005 originally to purchase 30,395,179 shares of Windswept's common stock (the "Option");
     o warrant issued by Windswept to Laurus on June 30, 2005 to purchase 13,750,000 shares of Windswept's common stock (the "Warrant");
     o    securities purchase agreement between Windswept and Laurus dated as of
          June  30,  2005  (the   "Securities   Purchase   Agreement");   and
     o registration rights agreement between Windswept and Laurus dated as of June 30, 2005 (the "Registration Rights Agreement").
A copy of the Amendment and Fee Waiver Agreement is attached as Exhibit 10.1 and is incorporated by reference herein.

     The terms of the Note, the Option, the Warrant and the Securities Purchase Agreement, each as amended pursuant to an amendment and fee waiver agreement dated February 28, 2006 (the "February Amendment"), require Windswept to reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares upon the full conversion and/or exercise of the Note, the Option and the Warrant, as applicable, after the earlier to occur of (a) April 1, 2006 and (b) the date of Windswept's next shareholders meeting (the "Additional Authorization Date"). In addition, the February Amendment and the Registration Rights Agreement require Windswept to file a registration statement covering the shares of common stock underlying the Note, the Option and the Warrant and have it declare effective by the Securities and Exchange Commission (the "SEC") by April 1, 2006.

     On October 3, 2005, Windswept filed a registration statement (the "Initial Registration Statement") in order to register a portion of the shares underlying the Note, the Option and the Warrant held by Laurus. Pursuant to the Amendment and Fee Waiver Agreement, the parties have agreed to work toward (a) having the Initial Registration Statement, with the current number of shares included therein (but not including any shares underlying the $1,350,000 convertible note issued on October 6, 2005), declared effective as soon as possible, (b) Windswept filing a proxy statement and holding a shareholders meeting to approve the intended increase in the number of authorized shares after the Initial Registration Statement is effective, and (c) after the shareholders meeting and after Windswept's audited financials for the 2006 fiscal year are final, Windswept filing a new or post-effective registration statement(s) (the "Second Registration Statement") to cover all of the shares of common stock required to be registered pursuant to the Registration Rights Agreement.

     To accomplish the above in an appropriate timeframe, Windswept and Laurus agreed to extend the Additional Authorization Date to the earlier to occur of
(a) November 1, 2006 and (b) the


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date of Windswept's  next  shareholders  meeting.  The parties further agreed to extend the deadline by which the Initial Registration Statement be declared effective by the Securities and Exchange Commission (the "SEC") from April 1, 2006 to May 10, 2006. The deadline by which the Second Registration Statement be declared effective by the SEC is December 30, 2006.

     The Registration Rights Agreement and the February Amendment provided that beginning April 2, 2006, Windswept would be required to pay to Laurus the following fees (the "Fees") in the event that the registration statement is not effective by April 2, 2006:
     o 1.5% of the principal outstanding on the Note, for the first thirty days, prorated for partial periods, which equals $3,330 per day based upon the $6,660,937 principal amount of the Note currently outstanding; and
     o 2.0% of the principal outstanding on the Note, for each subsequent thirty day period, prorated for partial periods, which currently equals $4,441 per day.
     Pursuant to the Amendment and Fee Waiver Agreement, the date by which any Fees may accrue and become payable has been postponed until May 11, 2006 with respect to the Initial Registration Statement and until December 31, 2006 with respect to the Second Registration Statement.


     Windswept remains obligated to perform its obligations under the Note, as amended, the Warrant, the Option, the Securities Purchase Agreement and the Registration Rights Agreement, except to the extent modified by the Amendment and Fee Waiver Agreement.


Item 9.01.        Exhibits.

(d)   Exhibits.


10.1. Amendment and Fee Waiver Agreement, dated March 20, 2006.




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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WINDSWEPT ENVIRONMENTAL GROUP, INC.

                                          By: /s/ Andrew C. Lunetta
                                             -------------------------------
                                             Andrew C. Lunetta
                                             Chief Financial Officer



Date:   March 22, 2006


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                                  Exhibit Index


10.1. Amendment and Fee Waiver Agreement, dated March 20, 2006.